Exhibit 24.1

Power of Attorney

Each person whose signature appears below hereby constitutes and appoints Robert M. Korzenski, Robert D. Koney, Jr. and Jan Stern Reed, and each of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments or supplements to the registration statement on Form S-4 (the “Registration Statement”) to be initially filed by Solo Cup Company in connection with an offer by the Solo Cup Company and Solo Cup Operating Corporation to exchange an aggregate principal amount of up to $300,000,000 of their newly issued 10.5% senior secured notes due 2013 that have been registered under the Securities Act of 1933 (the “Securities Act”) for a like principal amount of their outstanding 10.5% senior secured notes due 2013, whether pre-effective or post-effective, including any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to the Registration Statement or any amendments or supplements thereto in the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Robert L. Hulseman Robert L. Hulseman	Director and Chairman Emeritus

/s/ Robert M. Korzenski Robert M. Korzenski	Chief Executive Officer, President and Director

/s/ Robert D. Koney, Jr. Robert D. Koney, Jr.	Executive Vice President and Chief Financial Officer

/s/ James R. Hulseman James R. Hulseman	Director

/s/ Sheila M. Hulseman Sheila M. Hulseman	Director

/s/ Jeffrey W. Long Jeffrey W. Long	Director

/s/ John D. Hulseman John D. Hulseman	Director

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert M. Korzenski, Robert D. Koney, Jr. and Jan Stern Reed, and each of them, as such person’s true and lawful attorneys-in-fact and agent, with full power to act, together or each without the others, for such person and in such person’s name, place and stead, in any and all capacities, to sign, to sign any or all amendments or supplements to the registration statement on Form S-4 (the “Registration Statement”) to be initially filed by Solo Cup Company in connection with an offer by the Solo Cup Company and Solo Cup Operating Corporation to exchange an aggregate principal amount of up to $300,000,000 of its’ newly issued 10.5% senior secured notes due 2013 that have been registered under the Securities Act of 1933 (the “Securities Act”) for a like principal amount of its outstanding 10.5% senior secured notes due 2013, whether pre-effective or post-effective, including any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to the Registration Statement or any amendments or supplements thereto in the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in counterparts and all such duly executed counterparts shall together constitute the same instrument. This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney expressly provides that it revokes this Power of Attorney by referring to the date and subject hereof.

The “CAUTION TO THE PRINCIPAL” and “IMPORTANT INFORMATION FOR THE AGENT” statements below are required under the New York General Obligations Law. Notwithstanding anything to the contrary contained therein, this Power of Attorney is limited to the powers granted as described above and DOES NOT grant the attorneys-in-fact and agents the authority to spend the undersigned’s money or sell or dispose of the undersigned’s property.

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the “principal,” you give the person whom you choose (your “agent”) powers to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar powers. When your agent exercises these powers, he or she must act according to any instructions you have provided, or, where there are no specific instructions, in your best interest. “Important Information for the Agent” near the end of this document describes your agent’s responsibilities. Your agent can act on your behalf only after signing the Power of Attorney before a notary public. You can request information from your agent at any time. You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly. Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this. The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us. If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

IMPORTANT INFORMATION FOR THE AGENT: When you accept the authority granted under this power of attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the power of attorney is terminated or revoked. You must:

1)	act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;
2)	avoid conflicts that would impair your ability to act in the principal’s best interest;
3)	keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;
4)	keep a record of all receipts, payments, and transactions conducted for the principal; and
5)	disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in the following manner: (Principal’s Name) by (Your Signature) as Agent.

You may not use the principal’s assets to benefit yourself or give gifts to yourself or anyone else unless there is a Statutory Major Gifts Rider attached to this Power of Attorney that specifically gives you that authority. If you have that authority, you must act according to any instructions of the principal, or, where there are no such instructions, in the principal’s best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned principals have executed this Power of Attorney as of this 4th day of December, 2009.

Signed and Acknowledged:

/s/ Brian P. O’Connor
Brian P. O’Connor Title: Director

State of IL)

County of Lake) ss.:

On the 4th day of December in the year before me, the undersigned, personally appeared Brian P. O’Connor, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he or she executed the same in his or her capacity, and that by his or her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Cheryl L. Nesterowicz	OFFICIAL SEAL Cheryl L. Nesterowicz Notary Public, State of Illinois My Commission Expires 2/23/13
Signature and Office of individual taking acknowledgment

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Signed and Acknowledged:

/s/ Daniel S. O’Connell
Daniel S. O’ Connell Title: Director

State of IL)

County of Lake) ss.:

On the 4th day of December in the year before me, the undersigned, personally appeared Daniel S. O’ Connell, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he or she executed the same in his or her capacity, and that by his or her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Cheryl L. Nesterowicz	OFFICIAL SEAL Cheryl L. Nesterowicz Notary Public, State of Illinois My Commission Expires 2/23/13
Signature and Office of individual taking acknowledgment

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Signed and Acknowledged:

/s/ Kevin A. Mundt
Kevin A. Mundt Title: Director and Chairman of the Board

State of IL)

County of Lake) ss.:

On the 4th day of December in the year before me, the undersigned, personally appeared Kevin A. Mundt, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he or she executed the same in his or her capacity, and that by his or her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Cheryl L. Nesterowicz	OFFICIAL SEAL Cheryl L. Nesterowicz Notary Public, State of Illinois My Commission Expires 2/23/13
Signature and Office of individual taking acknowledgment

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Signed and Acknowledged:

/s/ Neil Harrison
Neil Harrison Title: Director

State of IL)

County of Lake) ss.:

On the 4th day of December in the year before me, the undersigned, personally appeared Neil Harrison, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he or she executed the same in his or her capacity, and that by his or her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Cheryl L. Nesterowicz	OFFICIAL SEAL Cheryl L. Nesterowicz Notary Public, State of Illinois My Commission Expires 2/23/13
Signature and Office of individual taking acknowledgment

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I, Robert M. Korzenski, have read the foregoing Power of Attorney. I am a person identified therein as agent for the principal named therein. I acknowledge my legal responsibilities to the principal.

Agent signs here:	/s/ Robert M. Korzenski

State of IL)

County of Lake) ss.:

On the 4th day of December in the year before me, the undersigned, personally appeared Robert M. Korzenski, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he or she executed the same in his or her capacity, and that by his or her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Cheryl L. Nesterowicz	OFFICIAL SEAL Cheryl L. Nesterowicz Notary Public, State of Illinois My Commission Expires 2/23/13
Signature and Office of individual taking acknowledgment

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I, Robert D. Koney, Jr., have read the foregoing Power of Attorney. I am a person identified therein as agent for the principal named therein. I acknowledge my legal responsibilities to the principal.

Agent signs here:	/s/ Robert D. Koney, Jr.

State of IL)

County of Lake) ss.:

On the 4th day of December in the year before me, the undersigned, personally appeared Robert D. Koney, Jr., personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he or she executed the same in his or her capacity, and that by his or her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Cheryl L. Nesterowicz	OFFICIAL SEAL Cheryl L. Nesterowicz Notary Public, State of Illinois My Commission Expires 2/23/13
Signature and Office of individual taking acknowledgment

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I, Jan Stern Reed, have read the foregoing Power of Attorney. I am a person identified therein as agent for the principal named therein. I acknowledge my legal responsibilities to the principal.

Agent signs here:	/s/ Jan Stern Reed

State of IL)

County of Lake) ss.:

On the 4th day of December in the year before me, the undersigned, personally appeared Jan Stern Reed, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he or she executed the same in his or her capacity, and that by his or her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Cheryl L. Nesterowicz	OFFICIAL SEAL Cheryl L. Nesterowicz Notary Public, State of Illinois My Commission Expires 2/23/13
Signature and Office of individual taking acknowledgment

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